UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 29, 2007 (January 25, 2007)

CONVERSION SERVICES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-32623	20-0101495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Eagle Rock Avenue East Hanover, New Jersey	07936
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 560-9400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Conversion Services International, Inc. (the “Company”) announced that it received notice from the Staff of the American Stock Exchange indicating that the Company no longer complies with the Exchange’s continued listing standards due to the Company's inability to maintain compliance with certain AMEX continued listing requirements, as set forth in Sections 1003(a)(i), 1003(a)(ii) and 1003(a)(iv) of the AMEX Company Guide and its plan of compliance submitted in July 2006, and that its securities are subject to be delisted from the Exchange. The Company received notice on June 29, 2006, from the Staff indicating that the Company was below certain of the Exchange's continued listing standards. The Company was afforded the opportunity to submit a plan of compliance to the Exchange; and on July 31, 2006, the Company presented its plan to the Exchange. On September 26, 2006, the Exchange notified the Company that it accepted the Company's plan of compliance and granted the Company an extension until December 28, 2007, to regain compliance with the continued listing standards.

The Company plans to file an appeal of this determination and to request a hearing before a committee of the Exchange. Once filed, the appeal automatically stays the delisting of the Company’s common stock pending a hearing date and the Exchange’s decision.  The time and place of such a hearing will be determined by the Exchange.   There can be no assurance that the Company’s request for continued listing will be granted. If the committee does not grant the relief sought by the Company, its securities will be delisted from the Exchange and may continue to be quoted on the OTC Bulletin Board.

The Company disclosed its previous AMEX notice and circumstances relating to its current listing deficiency in its Current Report on Form 8-K filed with the Securities and Exchange Commission on July 7, 2006. Readers are urged to read carefully the Company's public announcements and regulatory filings with the SEC, including the Current Reports on Form 8-K filed with the SEC dated July 7, 2006, and September 27, 2006.

Item 9.01. Financial Statements and Exhibits.

Set forth below is a list of Exhibits included as part of this Current Report.

99.1	Press Release, dated January 29, 2007

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 29, 2007
CONVERSION SERVICES INTERNATIONAL, INC.

By:  /s/ Scott Newman

Name: Scott Newman
Title: President and Chief Executive Officer